UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report: July 24, 2009
(Date of earliest event reported): July 24, 2009
MAN SANG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)
Suite 2208-14, 22/F, Sun Life Tower, The Gateway,
15 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (852) 2317 9888
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
          On July 24, 2009, Man Sang Holdings, Inc. (the “Company”) issued a press release announcing a proposal for a corporate reorganization to be accomplished by way of the dissolution and liquidation of the Company that would change the Company’s place of incorporation from Nevada to the British Virgin Islands.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibit
(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated July 24, 2009 announcing a proposal for a corporate reorganization to be accomplished by way of the dissolution and liquidation of the Company that would change the Company’s place of incorporation from Nevada to the British Virgin Islands.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2009	MAN SANG HOLDINGS, INC.
	By:	/s/ Cheng Chung Hing, Ricky
CHENG Chung Hing, Ricky
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated July 24, 2009 announcing a proposal for a corporate reorganization to be accomplished by way of the dissolution and liquidation of the Company that would change the Company’s place of incorporation from Nevada to the British Virgin Islands

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